EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Schedule 13D (including any and all amendments thereto) with respect to the Series A common stock, par value $0.01 per share, of Warner Bros. Discovery, Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of July 1, 2025.

A/NPP DIVERSIFIED HOLDINGS LLC

By:	/s/ Oren Klein
	Name:	Oren Klein
	Title:	Chief Financial Officer

ADVANCE/NEWHOUSE PARTNERSHIP

By:	/s/ Oren Klein
	Name:	Oren Klein
	Title:	Chief Financial Officer

NEWHOUSE BROADCASTING CORPORATION

By:	/s/ Oren Klein
	Name:	Oren Klein
	Title:	Chief Financial Officer

ADVANCE PUBLICATIONS, INC.

By:	/s/ Oren Klein
	Name:	Oren Klein
	Title:	Chief Financial Officer